Exhibit 99.1
Planet Fitness Appoints Sudhanshu Priyadarshi as Chief Financial Officer and President, International

Finance and Operational Leader Brings More Than 25 Years of Experience Across Global Organizations

HAMPTON, N.H., June 25, 2026 – Planet Fitness, Inc. (NYSE: PLNT) (the "Company"), one of the largest and fastest-growing franchisors and operators of fitness centers with more members than any other fitness brand, today announced the appointment of Sudhanshu Priyadarshi as Chief Financial Officer (CFO) and President, International, effective immediately. In this role, Mr. Priyadarshi will oversee the Company’s finance, investor relations, strategy, and IT functions, while also leading the international business. Tom Fitzgerald, Interim CFO, will remain with the Company as an advisor through mid-September 2026 to ensure a smooth transition of responsibilities.
Mr. Priyadarshi is a global leader with more than 25 years of experience driving enterprise value creation across consumer-facing businesses. He most recently served as CFO and President, International, of Keurig Dr Pepper, during which time he co-led the development of the company’s enterprise-wide strategic plan, while simultaneously leading the Company’s global finance, IT, and international operating organization. He previously served in roles of increasing scope and responsibility at premier public and private consumer companies including PepsiCo, Walmart, Flexport, and Vista Outdoor, among others. He combines general management capability with deep CFO expertise, integrating strategy, operations, and capital allocation with a focus on delivering value to shareholders. Notably, Mr. Priyadarshi brings significant global experience, having led multi-billion-dollar businesses across North America, Europe, Asia-Pacific, and Africa, operating in more than 80 countries. Across his career, he has built businesses in both growth and transformation environments, with a focus on disciplined execution, margin expansion, capital efficiency, and translating strategy into sustained financial performance and long-term shareholder value. With breadth of experience in investor engagement, capital markets, international P&L management, and corporate development, Mr. Priyadarshi’s skillset is closely aligned with the strategic imperatives of the Planet Fitness leadership team.
“Sudhanshu is a deeply experienced and proven leader and I’m excited to welcome him to Planet Fitness. He brings a results-oriented mindset, analytical approach, and focus on building winning cultures, and I’m confident he will be an integral part of our team at this important time for our organization,” said Colleen Keating, Chief Executive Officer. “Sudhanshu’s clear track record of driving growth will support Planet Fitness’ focus on financial and operational execution and reinforce our position as the industry leader in accessible and high-value fitness. His experience across industries, regions, and roles is deep and diverse, and his ability to drive organizations to execute at the highest level is consistent. I look forward to working closely with Sudhanshu and the management team to deliver meaningful value for members, franchisees, and shareholders.”
“Planet Fitness has established itself as an industry leader through its brand promise of high-value and accessible fitness for members,” said Sudhanshu Priyadarshi. “I look forward to serving as CFO and leading the international business as we look to expand the Company’s reach and drive sustainable growth and value-creation.”
Ms. Keating continued, “On behalf of the entire Planet Fitness team, I thank Tom for his years of service to Planet Fitness, including most recently as Interim CFO. We appreciate him working with the Company to support a smooth transition, and we all wish him the best as he continues his well-deserved retirement.”
About Sudhanshu Priyadarshi
Mr. Priyadarshi is an accomplished finance and operating executive with experience across premier multinational and consumer-facing businesses. He most recently served as Chief Financial Officer and President, International, of Keurig Dr Pepper, where he oversaw a period of consistent revenue growth while also leading the company’s international segment. Before Keurig Dr Pepper, he served as CFO of Vista Outdoor, where he helped the company close nine acquisitions and drive a 6X increase in EBITDA. Prior to that, he served as CFO of Flexport, Vice President, Finance for Walmart U.S. eCommerce, Vice President, Finance and Strategy for Walmart U.S. Stores, Global Chief Operating Officer of Cipla, and roles of increasing responsibility at PepsiCo spanning finance, strategy, operations, and corporate development, eventually serving as Chief Financial Officer, Global R&D and PepsiCo Global Nutrition Platforms. He holds a Master of Business Administration from the University of Technology in Sydney, Australia.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of March 31, 2026, Planet Fitness had approximately 21.5 million members and 2,909 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain.

The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent business owners.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to Mr. Priyadarshi’s expected contributions to the Company and other statements that do not relate solely to historical facts. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2026, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Investor Contact:
Brendon Frey, ICR
Brendon.Frey@icrinc.com
203-682-8216

Media Contact:
Stacey Caravella, Planet Fitness
press@planetcsc.com